Exhibit 10.28

MASTER AGREEMENT

This agreement (the "Agreement") is entered into as of 28 May 2014 (the "Effective Date") between:

(1)	Moneytech Limited (ACN: 106 249 852) ("Moneytech"), with its principal place of business at Level 6, 97-103 Pacific Highway, North Sydney, NSW, 2060; and

(2)	Moneytech Services Pty Limited (ACN: 112 110 933) ("Moneytech Services"), with is principal place of business at Level 6,97 Pacific Highway, North Sydney NSW 2060; and

(3)	360 Markets Pty Limited (ACN: 151 337 852) ("360"), with its principal place of business at 6/97 Pacific Highway North Sydney NSW 2060; and

(4)	Mr Jason Hugo of 3/11 O'Dowd St, Waverley NSW 2024

Moneytech, Moneytech Services, 360 and Mr Jason Hugo are referenced herein individually as the "Party" and collectively as the "Parties."

PURPOSE

A.	Moneytech holds an Australian Financial Services Licence Number 421414 ("AFSL") authorised it to carry on the business of dealing in Financial Product and providing Financial Product Advice;

B.	360 operates a business selling, purchasing and delivering currency transactions and financial services;

C.	360 desires to act as an Authorised Representative of Moneytech and Moneytech has agreed to appoint 360 an Authorised Representative on the terms and conditions defined in this Agreement, the Authorised Representative Agreement and the Authorised Representative Compliance Manual (collectively "Transaction Documents");

D.	Moneytech Services has agreed to provide 360 certain Facilities in order for 360 to carry out and deliver the Services.

E.	360 has nominated a Responsible Manager in furtherance of Moneytech's AFSL on the terms of this Agreement.

This Master Agreement and the Transaction Documents supersede all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter hereof.

NOW, THEREFORE, for good and valuable consideration received and to be received, the parties hereby agree as follows:

1.	Definitions

When capitalised in this Agreement, the following terms shall have the meaning set forth below:

a)	Act means the Corporations Act 2001 (Cth) and the Corporations Regulations 2001 as amended from time to time.

b)	AFSL means Australian Financial Services Licence 241414.

c)	Additional Facilities means any and all facilities, services or resources agreed to be provided by Moneytech to 360 for a Fee.

d)	Authorised Representative means a person authorized in accordance with section 916A or 916B of the Act, to provide financial service or financial services on behalf of a financial services licensee.

e)	Authorised Representative Agreement means the terms and conditions on which 360 is appointed an Authorised Representative of Moneytech. A copy of the Authorised Representative Agreement is annexed hereto and marked Schedule 1.

f)	Authority means the authority granted by Moneytech to 360 under the Authorised Representative Agreement authorising 360 to deal in Financial Products as an Authorised Representative of Moneytech.

g)	Business Day means any day other than a Saturday, Sunday or statutory holiday in New South Wales.

h)	Client or Clients means a person(s) or company(ies) to whom 360 will provide the Services on behalf of Moneytech in its capacity as an Authorised Representative.

i)	Confidential Information means (I) non-public information which either Party learns, by whatever means, about the other Party's business in the course of performance of this Agreement; (ii) the terms and existence of this Agreement (including Schedules, Amendments and Exhibits) and the nature and details of the Parties' business relationship; and (iii) the Parties' respective product designs, business plans or processes, distribution methods, volumes, prices, costs, finances, research and development, personal suppliers, Clients or Client information.

j)	Facilities means the facilities and resources provided by Moneytech Services to 360 and which include:

(i)	Administration and accounting support (including audit and assistance with preparation of financial reports);
(ii)	Four (4) fixed telephone lines, including line rental and recording;
(iii)	software solutions suites;
(iv)	customer relations management systems;
(v)	computer equipment;
(vi)	Four (4) desk spaces and use of meeting rooms within the Office Space;
(vii)	Professional Indemnity cover;
(viii)	One (1) loyalty card program and development of travel card program, where possible;
(ix)	Internet access;
(x)	Access to developers for any mutual IT development as determined in Moneytech's sole discretion and subject to a mutually agreed project plan;
(xi)	Kaplan training for four (4) Senior Employees;
(xii)	Two (2) car parking spaces within reasonable distance of the Office Space.
(xiii)	Maintain and develop a website and branding;

In the event the Facilities are renegotiated between the parties or additional resources are required by 360, the facilities shall be considered Additional Facilities for the purposes of this Agreement.

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k)	Fees mean the reasonable indirect and/or direct costs incurred by Moneytech Services for the provision of the Additional Facilities and which are payable by 360.

1)	Financial Product has the same meaning as in the Act.

m)	Financial Product Advice has the same meaning as in the Act.

n)	Incentive Payments are fees payable by Moneytech to 360 for client referrals.

o)	Legislation means all Acts, Regulations, Codes of Practice and any relevant circular, directive, policy statement and the like issued by any government or industry body which apply to the provision of the Services.

p)	Office Space means the area of space allocated to 360 situate at level 6/97 Pacific Highway, North Sydney NSW 2060.

q)	Responsible Manager has the same meaning as in the Act and for the purposes of this Agreement means Mr Jason Hugo.

r)	Senior Employee means the officers and senior employees of the Authorised Representative who are responsible for providing the Financial Product Advice on behalf of Moneytech.

s)	Serious Misconduct means

(i)	the wilful or deliberate behaviour and/or conduct of an employee, servant of agent of Authorised Representative that causes serious and imminent risk to the health and safety of a person, or the reputation, viability or profitability of Moneytech's business;

(ii)	theft;

(iii)	fraud;

(iv)	assault;

(v)	an employee of the Authorised Representative or Key Person being intoxicated (alcohol or drugs, other than prescribed drugs) at work;

(vi)	the Responsible Manager or employee, servant or agent of the Authorised Representative refusing to carry out a lawful and reasonable instruction that is consistent with the terms of the Transaction Documents.

t)	Service/s means the provision of foreign exchange services to Clients, including but not limited to; selling, purchasing and delivering currency transactions. These transactions may be spot, forward contracts and options.

PART A — 360 OBLIGATIONS

2.        360 Obligations

2.1	360 agrees to:

(a)	Provide the Services subject to the authorisation defined in the Authorised Representative Agreement;

(b)	Develop, maintain and continue to grow a profitable foreign exchange business utilizing the Facilities;

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2.2	360 shall provide the Services to Clients as it determines providing the Services are facilitated in a technically competent, ethical and professionally responsible manner and complies at all times with the Legislation and Transaction Documents.

2.3	360 must disclose in writing to its Clients any fees or commissions payable to it by the Client in connection with the Services.

2.4	360 agrees to observe all applicable Moneytech workplace policies and procedures (including, but not limited to IT Security guidelines) and obey any lawful direction given by Moneytech in so far as it concerns the Facilities and Office Space.

2.5	360 shall obtain and maintain, at Moneytech Service's reasonable expense all permits, certifications, consents and other similar approvals necessary for the Responsible Manager to perform its obligations under this Agreement.

2.6	360 shall obtain and maintain at Moneytech Service's reasonable expense, all permits, certifications, consents and other similar approvals necessary for 360 to provide the Services.

2.7	For the avoidance of doubt, the ordinary shares and shareholding transferred to Moneytech (or its nominee) shall be governed by the terms and conditions of 360's Constitution.

2.8	The Directors will be reimbursed by 360 for reasonable travel, accommodation and other reasonable expenses incurred by the Directors for the purpose of and incidental to attending Board meetings.

3.      The Responsible Manager:

3.1	360 has agreed to nominate a Responsible Manager in the furtherance of Moneytech's AFSL is so far as it applies to the Authority, the subject of the Transaction Documents.

3.2	The Responsible Manager is responsible for ensuring that Moneytech complies with the Legislation and the conditions of the AFSL. The Responsible Manager is directly responsible for decisions regarding the provision of financial services by the Licensee in so far as they concern the Services.

3.3	The Responsible Manager is accountable to ASIC in the event the Moneytech is not meeting its licensing obligations.

3.4	The Responsible Manager is subject to the terms and conditions of this Agreement and the Transaction Documents.

3.5	The Responsible Manager must, on no less than six (6) months prior written notice to Moneytech, advise his/her intention to resign from the position of Responsible Manager. The Responsible Manager acknowledges Moneytech requires reasonable time in which to elect another Responsible Manager capable of satisfying all the requirements prescribed by the Legislation and that the notice period is commensurate with this.

3.6	The Responsible Manager must, on no less than one (1) months prior written notice to Moneytech, advise his/her intention to take annual leave so that Moneytech can ensure business continuity in the absence of the Responsible Manager.

3.7	Act competently and honestly and in accordance with Moneytech's reasonable directions and the Transaction Documents.

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3.8	Termination of the Responsible Manager in accordance with Clause 13 shall result in an automatic termination of the Transaction Documents and this Agreement.

3.9	The Responsible Manager indemnifies and keeps indemnified Moneytech and Moneytech Services against any and all claim, loss, cost or expense suffered or incurred, howsoever caused or arising out of or flowing from, in connection with, in respect of, or incidental to:

(a)	the obligations of the Authorised Representative under the Transaction Documents, the Authority or the Act or related Legislation;

(b)	The obligations of the Responsible Manager under the Transaction Documents, the Authority or the Act or related Legislation.

3.10	The indemnity provided in Clause 3.9 shall not apply to the extent it is caused or contributed to by Moneytech Services and/or Moneytech's negligent acts or omissions.

PART B — MONEYTECH'S OBLIGATIONS

4.      Moneytech Obligations

4.1	Moneytech warrants and agrees to:

(a)	Appoint 360 an Authorised Representative on the terms and conditions identified in the Transaction Documents.

PART C — MONEYTECH SERVICES' OBLIGATIONS

 Moneytech Services' Obligations

4.2	Moneytech Services warrants and agrees to:

(a)	Provide to 360 the Facilities and Office Space;

(b)	Provide to 360 (as and when required), the Additional Facilities:

(c)	Make Incentive Payments in accordance with Clause 6;

(d)	Give 360 first right of refusal to existing FX business;

(e)	establish and secure significant trading lines with at least two (2) major banks to cater for FX spot, forward and derivative contracts;

(f)	Provide banking facilities and systems to enable 360 to access the abovementioned trading lines;

(g)	Manage payroll on behalf of 360.

4.3	Moneytech Services shall, on sixty (60) days prior written notice to 360, renegotiate the provision of Facilities or Additional Facilities. The parties agree to negotiate in good faith.

4.4	Moneytech, through its subsidiary Moneytech Finance Pty Limited has agreed to issue 360 a Moneytech trade finance account with a limit of $50,000.00 ("Moneytech Account") against which 360 may incur charges in the ordinary course of its business. Use of the Moneytech Account is subject to the Moneytech Finance Pty Limited Buyer Terms and Conditions online at www.moneytech.com.au. A personal guarantee in favour of Moneytech Finance Pty Limited is also required to be executed by Mr Jason Hugo.

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5.	Incentive Payments.

5.1	The parties agree to establish a client referral program whereby 360 refers to Moneytech, Clients seeking cash flow and trade or debt finance solutions. 360 must ensure at all times that there is a 'reasonable basis' for any product recommendations being made to Client.

5.2	Moneytech Services has agreed to make Incentive Payments to 360 for the referral of Clients and which shall be defined in the Commission Schedule annexed hereto and marked Schedule 2.

5.3	Moneytech Services agrees to pay the Incentive Payments, on a quarterly basis. In the event of a payment dispute the parties shall refer to the Dispute Resolution provision.

6.	Transfer of Business

6.1	360 may transfer all or part of its business to any third party ("Purchaser") on such terms and conditions agreed between 360 and the Purchaser provided:

a)	360 as an Authorised Representative of Moneytech, provides not less than three (3) months' notice to Moneytech of its intention to transfer its business and provides Moneytech with such detail in respect of the Purchaser as it may reasonably require in order to evaluate the suitability of the Purchaser to be granted an Authority by Moneytech;

b)	Moneytech agrees, such agreement to be in its absolute discretion, to issue to the Purchaser an Authority; and

c)	If Moneytech grants an Authority, that the Purchaser enters an agreement in substantially similar terms to the Transaction Documents.

6.2	Each of Moneytech and 360 will do all things necessary to effect the transfer of 360's business in accordance with this Clause 7, including provision of a letter of release by 360, provided all reasonable costs associated with such transfer will be borne by 360.

PART D — GENERAL. TERMS

7.	Fees and Payment Terms

7.1	Fees. Moneytech Services shall invoice 360 monthly in arrears for all Fees payable. Moneytech Services may deliver invoices to 360 electronically.

7.2	Payment. Any sum due Moneytech Services pursuant to this Agreement shall be payable within thirty (30) days from the date of invoice thereof. If 360 has a good faith dispute with respect to an invoiced amount, it shall pay the undisputed amount of the invoice and notify Moneytech Services of the disputed amount and the reasons for such dispute within seven (7) days from the invoice date. The Parties will use their best efforts to resolve any such dispute within twenty (20) days thereafter.

7.3	Taxes. 360 acknowledges and agrees that all fees, charges and any other rates or amounts charged by Moneytech Services to 360 hereunder area exclusive of applicable value added, sales/use or goods and service taxes ("Taxes") which may be levied in connection with the supply by Moneytech Services of the Additional Facilities to 360. 360 shall pay all Taxes arising in respect of the fees, charges or other amounts charged by Moneytech Services to 360 hereunder. For greater certainty, Taxes do not include, and 360 shall have no obligation in respect of, any excise tax, customs duties, or tax on the income or capital of Moneytech Services or taxes paid or payable on supplies and other consumables used by Moneytech Services in the course of providing the Additional Facilities.

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7.4	Except as otherwise provided in this Agreement, each party must pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this Agreement and other preceding and ancillary documents.

7.5	Each party will be responsible for paying its own stamp duty (including fines, penalties and interest) in connection with or arising out of this Agreement and anything done or to be done under this Agreement.

8.	Confidential Information.

8.1	General. Either party may disclose to the other certain information in connection with its performance hereunder which it deems to be Confidential information. For the purposes of this Clause 20.1 ‘Recipient’ means the party 'receiving' the Confidential Information and ‘Owner’ the party 'owning' such Confidential Information.

‘Confidential Information’ includes but is not necessarily limited to the following, whether or not in material form:

a)	any information (in any form) howsoever disclosed by Owner to Recipient including, but not limited to, technical, market, business or financial information, trade secrets, know-how, methodologies, techniques, principles or processes, source and object codes, business and marketing plans, projections, databases, computer programs, designs, arrangements with other entities, 360, Client or project information, 360 or Client lists or contacts, concepts not reduced to material form, industry knowledge know-how and data gathered, features or functionality of any product, the appearance, ergonomics or user interface for any product, product development plans, concepts or timescales, designs, plans, drawings, models, any invention or discovery or any provisional or complete patent application, any unregistered or registered trademarks, applications for trademark registration or similar rights and any registered design, application for design registration or similar rights;

b)	any documents prepared by Owner based on or incorporating any such information; and

c)	all copies of the information and other records referred to in any of paragraphs (a) and (b).

8.2	Recipient shall undertake to:

	a)	use Confidential Information solely for the Services;

	b)	keep confidential ail Confidential Information.

8.3

Disclosure. For a period of two (2) years from the date of disclosure Recipient shall not disclose any Confidential Information it receives from Owner to any person, firm or corporation except: (I) employees of Recipient and its affiliated companies who have a need to know and who have been informed of Recipient's obligation hereunder; (ii) contractors or consultants under contract to Recipient who have a need to know, who have been informed of Recipient's obligations hereunder, and who have agreed in writing not to disclose Confidential Information for a period not shorter than the nondisclosure period provided above; and (iii) as provided in subparagraph 20.4 below. Recipient shall use the same degree of care, but in no case less than reasonable care, to avoid disclosure of such Confidential Information as Recipient uses with respect to its own Confidential Information of like importance.

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	8.4	Exceptions. Information shall not be deemed confidential or proprietary for purposes of this Agreement, and Recipient shall have no obligation with respect to any such information, which: (i) is already known to Recipient at the time of its disclosure; (ii) is or becomes publicly known through no wrongful act of Recipient; (iii) is received from a third party without similar restrictions and without breach of this Agreement; (iv) is independently developed by Recipient; or (v) is lawfully required to be disclosed to any government agency or is otherwise required to be disclosed by law.

	8.5	Publicity. 360 will not announce the execution of this Agreement or advertise or promote any aspect of the Services performed hereunder without the express prior written consent of Moneytech, which consent shall not be unreasonably withheld.

	8.6	Termination. Each Party's rights and obligations under this section shall survive any termination of this Agreement by either Party for a period of two (2) years.

9.	Intellectual Property of the Parties

	9.1	All trade marks, brand names, logos and other intellectual property rights of whatsoever nature (including, but not limited to designs, patents and copyright) (collectively referred to as the "Intellectual Property"), whether registered or not, owned by or licensed to Moneytech and/or Moneytech Services shall remain the property of Moneytech and/or Moneytech Services and/or the third party licensor. 360 shall not receive any rights of whatsoever nature in and to the Intellectual Property and warrants that it shall not attempt to register any form of right, title and/or interest in and to any of the Intellectual Property and shall forthwith refrain from using any or all of the Intellectual Property (as contained in the Documents or otherwise) upon Moneytech and/or Moneytech Services' instruction.

	9.2	All trade marks, brand names, logos and other intellectual property rights of whatsoever nature (including, but not limited to designs, patents and copyright) (collectively referred to as the "Intellectual Property"), whether registered or not, owned by or licensed to 360 shall remain the property of 360 and/or the third party licensor. Moneytech shall not receive any rights of whatsoever nature in and to the Intellectual Property and warrants that it shall not attempt to register any form of right, title and/or interest in and to any of the Intellectual Property and shall forthwith refrain from using any or all of the Intellectual Property (as contained in the Documents or otherwise) upon 360's instruction.

	9.3	For the avoidance of doubt, in the event 360 uses its Moneytech Account to pay for the development of Intellectual Property, Moneytech shall own all right title and/or interest in and to any of the Intellectual Property until the Moneytech Account is paid out in full.

10.	Insurance

Intentionally deleted.

11.	Indemnification.

	11.1	360 will indemnify, defend, and hold Moneytech and Moneytech Services and its officers, directors and employees, harmless from and against any and all claims and liabilities (including costs of defense, settlement, and reasonable solicitors fees) that arise from third party claims to the extent attributable to (a) bodily injury or death or damage to tangible personal property caused by any act, omission, negligence or wilful misconduct of 360 or its employees or agents; or (b) violations of any commonwealth or state law, statute, regulation, rule, ordinance, order, or government directive by 360 or any person engaged by 360 to perform the Services.

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	11.2	In addition to the indemnity in clause 11.1, 360 agrees to indemnify Moneytech and Moneytech Services for all damages, liabilities, losses, costs and expenses, (including legal fees) suffered or incurred by Moneytech and/or Moneytech Services which arise out of or in connection with this Agreement.

	11.3	The indemnity provided in Clause 11.1 shall not apply to the extent it is caused by Moneytech Services and/or Moneytech's negligent acts or omissions.

12.	Limitation of Liability

	12.1	In no event shall either party be liable to the other or any other part for indirect, special or consequential loss or damage, including, but not limited to, loss of good will, loss of anticipation of profits or other economic loss arising out of or in connection with a party's breach of, or failure to perform in accordance with the Agreement, or the Facilities or Office Space or use or performance or information provided hereunder, even if notification has been given to the possibility of such damages.

	12.2	Where permitted by law, in no event shall Moneytech and/or Moneytech Services be liable to 360, or 360's clients or any other party for loss, damage, or injury of any kind or nature arising out of or in connection with these terms and conditions, or any agreement into which they are incorporated, or any performance or non-performance under these terms and conditions by Moneytech and/or Moneytech Services, its employees, agents or subcontractors, in excess of the net Fee actually delivered to and paid for by 360 hereunder in the 6 months preceding the claim.

13.	Term and Termination

	13.1	Term. The initial term of the Agreement shall be for five (5) years commencing on the Effective Date. Thereafter, the Agreement will automatically renew for successive one (1) year terms. The foregoing is subject to the right of either Party to terminate the Agreement as permitted below.

	13.2	Termination for Cause. Except as provided below by the section of this Agreement titled "Termination for Non-Payment" in the event that either Party materially or repeatedly defaults in the performance of any of its duties or set forth in this Agreement, and such default is not substantially cured within twenty (20) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate the Agreement as of a date specified in such notice of termination.

	13.3	Moneytech may immediately terminate this Agreement on written notice, upon the happening of any one or more of the following events:

a)	360, its employees, servant or agents, or the Responsible Manager is involved in, or Moneytech in its absolute discretion suspects 360 or the Responsible Manager is involved in, any unauthorised or illegal act, fraud, Serious Misconduct or dishonesty;

b)	360, its employees, servant or agents or the Responsible Manager breaches any term of the Transaction Documents;

c)	360, its employees, servant or agents or the Responsible Manager is subject to any banning order or disqualification pursuant to the Legislation.

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13.4	Termination for Insolvency, Bankruptcy. Either Party may immediately terminate this Agreement by giving written notice to the other Party in the event of (i) the liquidation or insolvency of the other Party, (ii) the appointment of a receiver or similar officer for the other Party, (iii) an assignment by the other Party for the benefit of all or substantially all of its creditors, (iv) entry by the other Party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other Party under any bankruptcy or debtor law for its relief or reorganisation.

13.5	Termination for Convenience. Either party may terminate for convenience on three (3) months prior written notice to the other.

13.6	Upon Termination. Immediately upon the termination date, 360 shall:

a)	pay Moneytech Services all amounts outstanding for the Additional Facilities;

	b)	return any written Authorised Representative Authority to Moneytech within seven (7) days of receiving a written demand to do so.

14.	Restraint

14.1	In the event of termination of this Agreement in accordance with Clauses 13.2 and 13.3, 360 will not, at any time during a period of six (6) months from the date of termination:

a)	Either solely or jointly with any other person (whether as principal, agent, employee, director, shareholder, partner consultant or otherwise) directly or indirectly consult with or advise any person, firm, company or trust who, or which, was a Client;

b)	Either solely or jointly with any other person (whether as principal, agent, employee, director, shareholder, partner consultant or otherwise) directly or indirectly engage in any business of rendering any services to any person with whom 360 had any contact or dealing with during the course of the Agreement and who was at any time during the term of the Agreement, a Client.

	c)	For the avoidance of doubt this Clause 14.1 survives termination.

14.2	In the event of termination of this Agreement in accordance with Clause 13.5, 360 is at liberty to send clients it has directly sourced, a communication advising of their separation from Moneytech providing the content of such communication is first approved by Moneytech. For the avoidance of doubt, Moneytech is also permitted to send such similar communication to clients advising of the separation.

15.	Dispute Resolution

	15.1	For any dispute which arises under this Agreement and which cannot be resolved by the parties during the normal course of business, the parties shall attempt in good faith to resolve claim(s) or dispute(s) of whatever nature arising out of or relating to this Agreement or the performance, breach, termination, enforceability or validity thereof ("dispute") promptly by negotiation between the companies executives who have authority to settle the dispute, and who are a higher level of management than those persons who have direct responsibility for the day to day performance of this Agreement. If, after the executives have negotiated in good faith to resolve the dispute then either or both parties may proceed to seek relief from the courts.

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	15.2	Nothing in this clause 15 restricts either party form seeking interlocutory relief in the Courts.

16.	Binding Nature, Assignment, and Subcontracting. 360 shall not assign, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of Moneytech, which consent shall not be unreasonably withheld or delayed.

17.	Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

18.	Headings. The Section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

19.	Relationship of Parties. The parties agree each party to this Agreement shall perform its duties as an independent contractor and not as an agent, employee, partner or joint venture partner of the other party. Neither party will have the authority to bind or commit the other party in any manner whatsoever and will not, at any time, hold itself out to third parties as having authority to enter into or incur any commitments, expenses, liabilities or obligations of any nature on behalf of the other party, except as specifically described in this Agreement.

20.	Compliance with Laws. Each Party and all persons furnished by such Party shall comply at their own expense with all applicable federal and state laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and audits in performance of this Agreement.

21.	Media Releases. Except for any announcement intended solely for internal distribution by either Party or any disclosure required by legal, accounting, or regulatory requirements, all media releases, public announcements, or public disclosures (including, but not limited to, promotional or marketing material) by either party or its employees or agents relating to this Agreement or its subject matter, or including the name, trade name, trade mark, or symbol of the other Party or any affiliate of that Party, shall be coordinated with and approved in writing by the other Party prior to the release thereof.

22.	Force Majeure. Neither Party will be held in breach of this Agreement for a delay or failure to perform (excluding payment obligations hereunder) if and to the extent such delay or failure to perform under this Agreement is due to an Act of God or the public enemy, labour disorder, civil commotion, closing of public highways, government interference, government regulations, or any similar event or occurrence beyond the reasonable control of the affected Party.

23.	Notices. Except as otherwise specified in this Agreement, all notices, requests, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if delivered personally or by messenger, or (ii) on the first Business Day following the date of timely deposit with a nationally recognized overnight courier service, if sent by such courier specifying next day delivery; provided, however, that a notice of change of address shall not be deemed to have been given until actually received by the addressee. All such notices, requests, demands and other communications shall be directed to the addresses set forth below or to such other address(es) as any Party hereto may designate to the other Party hereto by like notice:

If to Monevtech or Monevtech Services:

Moneytech Limited

PO BOX 2015

North Sydney NSW 2059

Attn: Managing Director

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If to 360:

360 Markets Pty Limited

Level 6/97 Pacific Highway

North Sydney NSW 2060

Attn: Managing Director

Either Party may from time to time change its address for notification purposes by giving the other Party written notice of the new address and the date upon which it will become effective; first class, postage prepaid, mail shall be acceptable for provision of change of address notices.

24	Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable, or void, then both Parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

25	Waiver. An effective waiver under this Agreement must be in writing and signed by the Party waiving its right. A waiver by either Party of any instance of the other Party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent or other prior instances of non-compliance.

26	Remedies. All remedies set forth in this Agreement or available by law or equity, shall be cumulative and not alternative, and may be enforced concurrently or from time to time.

27	Survival of Terms. It is agreed that certain obligations of the Parties under this Agreement, which, by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

28	Attachments and Exhibits. All Schedules referenced in this Agreement or attached to this Agreement are an integral part of this Agreement. In the event of any conflict between the terms and conditions of any Schedules and this Agreement, the terms of this Agreement shall prevail unless otherwise agreed to in writing by authorised representatives of the Parties.

29	Governing Law. These terms and conditions (and any agreement into which they are incorporated) shall be construed, interpreted and enforced under and in accordance with the laws of New South Wales and the parties agree to submit to the exclusive jurisdiction of the courts of that State.

30	Entire Agreement. This Agreement constitutes the entire and exclusive statement of the agreement between the Parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement, which are not fully expressed in the Agreement. This Agreement shall not be amended except by a written agreement signed by both Parties authorised signatories.

31	Authorised Representatives. Either party's authorised representative for execution of this Agreement or any amendment hereto shall be a director, a company secretary, or a duly authorised director or representative of the respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

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Executed as an Agreement

SIGNED by 360 Market Pty Limited in	)
accordance with s.127 (1) of the	)
Corporations Act.	)
)

/s/ Jason Hugo		/s/ Hugh Evans
Signature of Director | SECRETARY		Signature of Director

JASON HUGO		HUGH EVANS
Name of Director (print)		Name of Director

SIGNED by Moneytech Limited in	)
accordance with s.127 (1) of the	)
Corporations Act.	)
)

/s/ Mark Cameron		/s/ Hugh Evans
Signature of Director		Signature of Director

MARK CAMERON		HUGH EVANS
Name of Director (print)		Name of Director (print)

SIGNED by Moneytech Services Pty	)
Limited in accordance with s.127 (1) of the	)
Corporations Act.	)
)

/s/ Mark Cameron		/s/ Hugh Evans
Signature of Director		Signature of Director

MARK CAMERON		HUGH EVANS
Name of Director (print)		Name of Director (print)

2014 Agreement - Confidential	Page 13 of 14	Moneytech Limited

SIGNED by Mr Jason Hugo	)
)
)
)

/s/ Jason Hugo		/s/ Sonja SPINDRAL
Signature		Name of Witness

JASON HUGO		SONJA SPINDRAL
Name (print)		Name of Witness (print)

SCHEDULEI

Authorised Representative Agreement

SCHEDULE 2

Commission Schedule

2014 Agreement - Confidential	Page 14 of 14	Moneytech Limited

AUTHORISED REPRESENTATIVE AGREEMENT

THIS AGREEMENT is made 28 May 2014

BETWEEN:

Moneytech Limited (ACN 106 249 852) Level 6/97 Pacific Highway, North Sydney NSW ("Moneytech")

AND:

360 Markets Pty Ltd (ACN 151 337 852) Level 6, 97 Pacific Highway, North Sydney, NSW ("Authorised Representative")

RECITALS:

A.	Moneytech is the holder of an Australian Financial Services Licence (AFS Licence), number 421414

B.	Authorised Representative wishes to distribute and/or arrange the Services on behalf of Clients.

C.	Authorised Representative has requested Moneytech to appoint it as its Authorised Representative in accordance with the Corporations Act and Moneytech is willing to do so on the terms and conditions set out in this Agreement.

OPERATIVE PARTS

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms used in this Agreement shall have the meanings ascribed to them herein:

1.2	In this Agreement:

(1)	Act means the Corporations Act 2001 (Cth) and the Corporations Regulations 2001 as amended from time to time.

(2)	Authorised Representative Compliance Manual means the manual and/or guidelines provided by Moneytech to Client from time to time which set out the requirements relating to Client's appointment as Moneytech's Authorised Representative;

(3)	Authorised Representative means an authorised representative of a financial services licensee, as that term is defined in the Corporations Act and for the purposes of this Agreement shall be 360 Markets Pty Limited;

(4)	Client or Clients means a person(s) or company(ies) to whom Authorised Representative will provide the Services on behalf of Moneytech in its capacity as an Authorised Representative.

(5)	Financial Product Advice has the meaning ascribed to it under the Corporation Act;

(6)	Foreign Exchange Services means the provision of foreign exchanges services to Clients, including but not limited to: selling, purchasing, and delivering currency transaction. These transactions may be spot or forward transactions or derivatives.

(7)	Key Officers means those persons appointed by Client who are responsible for ensuring it meets its obligations under this Agreement and who will complete any required training.

(8)	Legislation means all Acts, Regulations, Codes of Practice and any relevant circular, directive, policy statement and the like issued by any government or industry body which apply to the provision of the Services.

(9)	Master Agreement is the commercial agreement executed between the parties on or about 13 May 2014.

(10)	Serious Misconduct means:

(i)	the wilful or deliberate behaviour and/or conduct that causes serious and imminent risk to the health and safety of a person, or the reputation, viability or profitability of Moneytech's business;

(ii)	theft;

(iii)	fraud;

(iv)	assault;

(v)	an employee of the Authorised Representative or Key Person being intoxicated (alcohol or drugs, other than prescribed drugs) at work;

(vi)	the Key Person or employee of the Authorised Representative refusing to carry out a lawful and reasonable instruction that is consistent with the terms of the Transaction Documents.

(11)	Services means the Foreign Exchange Services.

(12)	Transaction Documents means collectively, this Authorised Representative Agreement, the Master Agreement executed on or about 28 February 2014 and Authorised Representative Compliance Manual as amended from time to time.

1.3	Where there is any discrepancy or inconsistency between a part of this Agreement or Transaction Documents, and any other part, the following descending order of precedence of the parts shall apply to resolve the discrepancy or inconsistency:

(1)	the Master Agreement;

(2)	this Agreement;

(3)	The Authorised Representative Compliance Manual.

2.	APPOINTMENT

2.1	Moneytech appoints Authorised Representative to act as its Authorised Representative subject to the terms and conditions set out in this Agreement.

2.2	The Authorised Representative is authorised, subject to any limitations contained in Moneytech's AFSL and to limitations imposed on the Authorised Representative by Moneytech to:

a)	Provide the Services; and

b)	Provide such other services as Moneytech may approve in writing from time to time.

3.	AUTHORISED REPRESENTATIVE OBLIGATIONS

3.1	At all time during the term of this Agreement, Authorised Representative must:

(1)	act in a manner consistent with the obligations imposed on an Authorised Representative by the Corporations Act, all other relevant laws and within the scope of the authority granted to Authorised Representative under this Agreement;

(2)	distribute the Foreign Exchange Services in accordance with the Transaction Documents;

(3)	comply with any lawful direction imposed by Moneytech in respect to Authorised Representative's role as Authorised Representative;

(4)	provide to Moneytech such information as is reasonably necessary for Moneytech to ascertain whether Authorised Representative is complying its obligations under this Agreement;

(5)	comply with standards of ethical conduct and professional competence required by Moneytech from time to time;

(6)	act efficiently, honestly and fairly and not do or omit to do anything, which would or could potentially cause Moneytech to breach the terms of its AFS Licence; and

(7)	observe and comply with the provisions of the Authorised Representative Compliance Manual and all reasonable directions, work practices and policies of Moneytech as it requires from time to time;

At all time during the term of this Agreement, Authorised Representative must not:

(1)	assign, subcontract or otherwise dispose of any right, interest or obligation under this Agreement;

(2)	make any representations or give any warranties on behalf of Moneytech except with the prior approval of Moneytech;

(3)	breach the anti-hawking provisions of the Corporations Act which apply to unsolicited meetings with another person; or

(4)	undertake the giving of personal Financial Product Advice (general Financial Product Advice is authorised);

(5)	purport to bind or contract for or on behalf of Moneytech in any way whatsoever and in particular by written or oral conduct purport to enter into contracts on behalf of Moneytech except in accordance with the Transaction Documents or the written direction of Moneytech; and

(6)	observe and comply with the provisions of the Authorised Representative Compliance Manual and all reasonable directions, work practices and policies of Moneytech as it requires from time to time.

(7)	Disclose that the Authorised Representative is a representative of Moneytech in all communications whether written or oral relating in any way to Moneytech's business or the Authorised Representative's duties.

(8)	Where applicable and where your Authority extend to the provision of Financial Product Advice: with respect to the provision of any Financial Product Advice comply with the Act and in particular:

(i)	At all times take reasonable steps to ascertain the particular objectives, financial situation and needs of the Client;

(ii)	Give such consideration to and conduct such investigation of the subject matter of the relevant Financial Product as is reasonable in the circumstances;

(iii)	Always have a reasonable basis for providing any Financial Product Advice to a Client or dealing in any Financial Product for or on behalf of a Client.

(9)	issue any advertising, promotional or marketing material or public statements of any kind with respect to Moneytech's business or with respect to the Authorised Representative's business, unless the format of such material has first been approved in writing by Moneytech;

(10)	act in any manner so as to bring the reputation or character of Moneytech or any of its officers, employees, representatives or Associates into disrepute

2.1	The Authorised Representative warrants that the Authorised Representative:

a)	is skilled in the business of providing the Services;

b)	has the experience required to perform the obligations required of it pursuant to this Agreement and to deal in Financial Products; and

c)	has the experience required to perform the obligations required of it pursuant to this Agreement and to provide Financial Product Advice in respect of the Services;

d)	has never held a dealer's licence, investment adviser's license or an authorisation which was subsequently canceller or suspended;

e)	has never been convicted of an indictable offence or found guilty of fraud;

f)	has never been the subject of an enforcement investigation by a Government authority responsible for enforcing the Legislation.

2.2	The Authorised Representative must immediately notify Moneytech in writing if any of the warranties in Clause 2.1, cease to be true during the terms of this Agreement.

2.3	The Authorised Representative must maintain proper business records with respect to the conduct of the Authorised Representative's business as a representative of Moneytech and permit Moneytech to inspect such records during office hours and upon Moneytech giving three (3) Business Days' written notice to the Authorised Representative.

3.	Independent contractor

3.1	Moneytech is not liable for any expenses incurred by the Authorised Representative or its employees, officers, agents or subcontractors in providing the Services. The Authorised Representative must reimburse any of its employees, officers, agents or subcontractors for any reasonable costs incurred in connection with providing the Services.

3.2	The parties acknowledge and agree that:

a)	Neither the Authorised Representative nor any employees, officers, agents or subcontractors of the Authorised Representative are entitled to payment from Moneytech of any annual leave, annual leave loading, personal leave, severance pay, long service leave or any other entitlement to which an employee of any of them may be entitled.

b)	The Authorised Representative accepts full responsibility for the payment of income, profit and salary tax payable in respect of itself and of its employees (including any payments to them relating to the performance of the Services).

c)	The Authorised Representative must make any taxation or other deductions required by law in respect of itself and any of its employees (including any payments relating to t e performance of the Services).

d)	The Authorised Representative accepts full responsibility for providing superannuation, salary continuance and workers compensation insurance in respect of itself and any of its employees (including any payments relating to the performance of the Services).

e)	The Authorised Representative is registered for GST.

3.3	The Authorised Representative must provide Moneytech with four (4) weeks written notice of any annual leave to be taken by Key Officers.

3.4	The parties agree to act fairly, reasonably and ethically in their dealings with one another.

4.	Compliance with the Corporations Act

4.1	Moneytech agrees to work with the Authorised Representative to develop a Financial Services Guide ("FSG") and Product Disclosure Statement ("PDS") and similar documents as required by the Act and Legislation and regulations.

4.2	The Authorised Representative agrees to do all things reasonably required to give effect to this Agreement and to comply with the Act and Legislation concerning the Services.

4.3	The Authorised Representative acknowledges that Moneytech (at its expense) is required to conduct a compliance audit each year and on certain other occasions as determined by Moneytech.

5.	Autonomy of authorised representative

5.1	Subject to Clauses 5.2 to 5.5, the Authorised Representative shall have complete control of the day to day conduct of his/her practice and Moneytech's role shall be limited to matters it is required to handle pursuant to the terms and conditions of its AFS License or the Legislation.

5.2	The Authorised Representative must observe all written directions from Moneytech concerning the procedures to be followed in providing the Services to comply with the Legislation. This includes, but is not limited to:

a)	The content, format and scope of advice and recommendations provided to Clients concerning the Services.

b)	The content, format and scope of communication with ASIC and other government organisations concerning the Services and any matter relevant to this Agreement;

c)	Moneytech's FSG/PDS.

5.3	The Representative must observe the Client complaints resolution procedures set out by Moneytech.

5.4	Moneytech shall not contact the Authorised Representatives client's in respect of any matter except as is necessary to give effect to this Agreement or to comply with Legislation or the AFS License.

5.5	Moneytech shall assist the Authorised Representative in marketing the Services to Client(s) asrequested and agreed.

6.	Client Monies

6.1	The Authorised Representative must ensure that all monies payable to Moneytech and collected by the Authorised Representative from Client/s must be collected by way of cheque, direct debit, transfer or money order payable to Moneytech to whom the monies are payable or in such other manners as Moneytech approves in writing from time to time.

6.2	All monies collected in accordance with Clause 6.1 must be remitted to Moneytech immediate following receipt by the Authorised Representative.

6.3	In the event that the Authorised Representative collects any monies due or payable to a Client, whether in respect of a claim, refund of fees, rebate of commission or otherwise, the Authorised Representative must:

a)	Keep true and proper accounts of all such monies collects;

b)	Pay or remit all such monies to the Client immediately without deduction;

c)	Not retain any portion thereof by way of set-off or otherwise.

7.	Indemnity

7.1	The Authorised Representative indemnifies and keeps indemnified Moneytech against any and all claim, loss or expense suffered or incurred, howsoever caused or arising out of or flowing from, in connection with, in respect of or incidental to any breach of the obligations of the Authorised Representative under this Authorised Representative Agreement, the Authority or the Act or related Legislation.

8.	Interim Suspension

8.1	Moneytech retains the right to suspend the Authorised Representative's Authority for seventytwo (72) hours upon receipt or notification of any complaint against the Authorised Representative or its employees alleging Serious Misconduct or any breach of the terms of the Authorised Representative Agreement.

8.2	Upon receipt of any complaint referred to in clause 8.1, Moneytech must undertake a full investigation into such complaint and during such investigation the Authorised Representative must cooperate with Moneytech.

8.3	Moneytech retains the right to extend the period of suspension until the investigation is carried out and resolved or the Authority and Transaction Documents are terminated in accordance with Clause 10.

9.	Training

9.1	Upon receipt of notice from Moneytech, Authorised Representative must and must cause each of its Key Officers to attend a training program provided by Moneytech. Such notice will contain the following details:

(1)	the location(s) where the training is to be undertaken;

(2)	the times and dates for the training program; and

(3)	if relevant, the names of persons required to attend the training program

9.2	Moneytech shall bear these costs.

9.3	The parties agree to consult each other in respect of any required training to minimise cost and inconvenience to both parties.

10.	Termination

10.1	Termination of the Master Agreement automatically terminates Authorised Representative's appointment as an Authorised Representative.

10.2	The parties shall refer to the terms of the Master Agreement for termination provisions and post termination procedure.

EXECUTED as an Agreement:

Executed By 360 Markets Pty Limited in
accordance with section 127(1) of the
Corporations Act 2001 by

/s/ Jason Hugo	/s/ Hugh Evans
Director/Company Secretary	Director

JASON HUGO	HUGH EVANS
Name of Director/Company Secretary	Name of Director

(BLOCK LETTERS)	(BLOCK LETTERS)

Executed By Moneytech Limited in
accordance with section 127(1) of the
Corporations Act 2001 by

/s/ Hugh Evans	/s/ Mark Cameron
Director/Company Secretary	Director

HUGH EVANS	MARK CAMERON
Name of Director/Company Secretary	Name of Director

(BLOCK LETTERS)	(BLOCK LETTERS)

Schedule 2

Commission Schedule

This constitutes Schedule 2 to the Master Agreement executed by and between Moneytech Limited, Moneytech Services Pty Limited and 360 Markets Pty Limited (collectively the "Parties") on 28 May 2014:

The Parties agree:

(1)	That for any Client referred by Moneytech (or its subsidiary, servant or agent) to 360, 360 shall pay Moneytech a commission equal to 50% of the gross margin generated by said Client.

For the purposes of this Clause (1) "gross margin" shall mean the spread on the transaction less any bank fees, transaction processing fees, insurance fees or dealer commissions.

(2)	That for any Client referred by 360 to Moneytech, that Moneytech shall pay to 360:

(a)	50% of the upfront account establishment fee; and

(b)	a commission equal to 7.5% of the gross margin generated by said Client.

For the purposes of this Clause (2) "gross margin" shall mean the total interest revenue and service fee (excluding GST) less any interest expense, bank fees, transaction processing fees, insurance fees or sales commissions. For the avoidance of doubt, commissions are not payable in accordance with this clause 2 if the Client is delinquent.

The parties further agree the Commission Schedule is subject to amendment where mutually agreed between he parties in writing.

By its authorised signatory

Moneytech Limited

Moneytech Services Pty Limited

360 Markets Pty Limited